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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2000, except for note 14, which is as of March 1, 2000 and the convertible debt financing in note 1, which is as of September 15, 2000 relating to the financial statements which appears in Quokka Sports, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 27, 2000